CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 11-K of our report dated June 13, 2001 on the finnancial statements of Hudson United Bancorp Savings and Investment Plan for Non-Bargaining Unit Employees. It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                                                                       ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP
Roseland, New Jersey
June 29, 2001